FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY TO REPORT RECORD REVENUES

OF OVER $5.5 MILLION FOR FISCAL Q2 2009

AND

OVER $8 MILLION FOR FIRST HALF OF FISCAL YEAR 2009

Strong LRAD® Sales Driving Revenue Growth

SAN DIEGO, CA, April 7, 2009 - American Technology Corporation (ATC) (NASDAQ: ATCO), a leading provider of directed sound products and technologies, announced today that it expects to report record revenues for both the quarter and six-months ended March 31, 2009 due to strong LRAD® sales. For fiscal Q2 2009, the Company expects to report revenues of over $5.5 million, an increase of approximately 169% over fiscal Q2 2008 revenues. For the first half of fiscal 2009 ended March 31, 2009, the Company expects to report record revenues topping $8.0 million, an increase of approximately 75% over the first six months of fiscal 2008.

"With deliveries to the U.S. Military leading the way, we continue to experience strong LRAD orders and sales growth," said Tom Brown, president and CEO of American Technology. "As the only acoustic hailing and warning device (AHD) that meets all of the rigorous requirements of the U.S. Military, we are pleased to have our LRAD systems being deployed in increasing numbers. LRAD is proving to be an invaluable tool for land and sea-based servicemen in determining the intent of unknown individuals at distance and quickly resolving uncertain situations."

"LRAD business from commercial security companies and international customers is also expanding through increasing international sales channel efforts," added Brown.

"We're on pace to achieve record fiscal year revenues and financial results," concluded Brown. "We look forward to issuing and discussing our first half and fiscal Q2 2009 financial results, and announcing new orders and business developments."

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound® by providing directed audio solutions that place clear, highly intelligible sound exactly where needed. ATC's Long Range Acoustic Device (LRAD®), HyperSonic® Sound, and NeoPlanar® product lines make up the core of a robust portfolio of directed sound products and technologies. For more information about ATC and its directed sound solutions please visit the company's web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2008. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

FOR FURTHER INFORMATION CONTACT:

Investor Relations:

Robert Putnam

(858) 676-0519

robert@atcsd.com